UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2008
HARTFORD LIFE INSURANCE COMPANY
(Exact name of registrant as specified in its charter)

Connecticut	001-33293	06-0974148

State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Hopmeadow Street
Simsbury, Connecticut	06089

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 547-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURE

Item 8.01 Other Events
The aggregate amounts of Hartford Life Insurance Company, Inc.’s (the “Company”) debt and equity investment holdings, at GAAP amortized cost, to Lehman Brothers Holdings Inc. (“Lehman”) and American International Group, Inc. (“AIG”) are set forth below as of September 16, 2008.

	Lehman	AIG[1]
Senior Debt	$57 million	$8 million[2]
Subordinated Debt	$97 million	$7 million[3]
Preferred Stock	None	None
Common Stock	None	None

1	The Company also has a $15 million private placement investment in an AIG affiliate in which the Company has a priority claim on a diversified pool of assets.

2	The Company also owns $53 million of senior debt issued by operating subsidiaries of AIG.

3	The Company also owns $5 million of subordinated debt issued by operating subsidiaries of AIG.
Derivative Exposures
The Company had approximately $42 million of unsecured counterparty exposure to Lehman in connection with derivatives transactions as of September 16, 2008.
The Company also is exposed to senior debt issued by Lehman and AIG through credit default swaps. The Company’s aggregate exposure to Lehman and AIG pursuant to these swaps is approximately $20 million and $50 million, respectively.
Other Exposures
At June 30, 2008 and through September 16, 2008, the Company has held less than $1 million of debt and equity investments in Fannie Mae and Freddie Mac combined.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTFORD LIFE INSURANCE COMPANY
Date: September 19, 2008	By:	/s/ Ernest M. McNeill, Jr.
Name: Ernest M. McNeill, Jr.
Title: Senior Vice President and Chief Accounting Officer